EXHIBIT 10.31
OMNIBUS AMENDMENT TO CERTAIN
PERFORMANCE-BASED AWARDS GRANTED UNDER THE WELLTOWER, INC. 2022 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
This Omnibus Amendment (this “Amendment”), dated as of the date set forth on the signature page hereto, amends the terms of certain outstanding equity or equity-based awards granted to you by Welltower Inc., a Delaware corporation (the “Company”).
By executing this Amendment, you agree to the amendments set forth on Exhibit A attached hereto to the terms and conditions of your outstanding equity or equity-based incentive awards under the Long-Term Incentive Program Award agreements (the “Award Agreements”) governing the terms of the performance-based restricted stock units (“PSUs”) granted under the Welltower, Inc. 2022 Amended and Restated Long-Term Incentive Plan (the “2022 Plan”).
Now, therefore, the Award Agreements are hereby amended as set forth on Exhibit A, attached hereto (and except as expressly modified by this Amendment, the terms and conditions of the Award Agreements shall remain in full force and effect).
By signing this Amendment, you acknowledge that you are signing this Amendment voluntarily and while under no obligation or compulsion to do so. You are not relying on the Company or any of its affiliates or any of their respective directors, officers, employees, agents, representatives or advisors with respect to the legal, tax, economic and related considerations of this Amendment, and the Company does not assume any liability with regard thereto.
To accept the terms of this Amendment, please acknowledge your acceptance by signing on the following page and returning it to Welltower Inc. This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.
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Kindest regards,
WELLTOWER INC.

By: ___________________________
Name:
Title:

Accepted and Agreed:
By:
Name:

Date:

EXHIBIT A

Reference is hereby made to that certain Omnibus Amendment to which this Exhibit is attached and of which this Exhibit forms a part (the “Amendment”). Capitalized terms used but not defined herein shall have the meaning set forth in the Amendment, the applicable Award Agreement or the 2022 Plan, as applicable.

Amendment to Award Agreements

Pursuant to the Amendment, immediately and without any further action by any party, your Award Agreements dated as January 24, 2024[, February 29, 20241] and January 3, 2025, are hereby amended to waive any continued employment or service vesting condition effective as of October 30, 2025; provided that, except for the waiver of such continued employment or service vesting condition, the PSUs subject to such Award Agreements shall remain subject to all terms and conditions of the applicable Award Agreement (including terms and conditions providing for the settlement of such PSUs (if applicable) following the applicable date on which such PSUs would have otherwise become vested, and including any holding requirements (if applicable) with respect to such PSUs) without regard to the waiver of the continued employment or service vesting condition as provided in this Amendment.

1 For Shankh Mitra only.
3